060 High Yield Advantage Attachment
05/31/2003 Semi-annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1	(000s omitted)

Class A		22,813
Class B		11,384

TOTAL		34,197


72DD2	(000s omitted)

Class M		27,601
Class Y		   900

TOTAL		28,501

73A1

Class A		0.258
Class B		0.239


73A2

Class M		 0.252
Class Y		 0.264

74U1	(000s omitted)

Class A		 90,233
Class B		 44,302

TOTAL		134,535


74U2	(000s omitted)

Class M		121,989
Class Y		  3,960

TOTAL		125,949



74V1

Class A		 5.58
Class B		 5.52

74V2

Class M		 5.60
Class Y		 5.66